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                                                                      EXHIBIT 12

                                 NABISCO, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

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                                                                                                     YEAR ENDED
                                                                                                  DECEMBER 31, 1996
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Earnings before fixed charges:
  Net Income..................................................................................        $      17
  Provision for income taxes..................................................................               96
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  Income before income taxes..................................................................              113
  Interest expense............................................................................              329
  Interest portion of rental expense..........................................................               26
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Earnings before fixed charges.................................................................        $     468
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Fixed charges:
  Interest expense............................................................................        $     329
  Interest portion of rental expense..........................................................               26
  Capitalized interest........................................................................               15
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    Total fixed charges.......................................................................        $     370
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Ratio of earnings to fixed charges............................................................              1.3
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